Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HC2 Holdings, Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-217274, No. 333-213107, No. 333-207266, and No. 333-207470) and Form S-8 (No. 333-224657, No. 333-218835 and No. 333-198727) of HC2 Holdings, Inc. of our reports dated March 12, 2019, relating to the consolidated financial statements and financial statement schedules presented in Item 15, and the effectiveness of HC2 Holdings, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, NY
March 12, 2019